INDEPENDENT  AUDITOR'S  CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-43531 Community West Bancshares on Form S-8 of our report dated March 19, 1999 appearing in this annual report on Form 10-K of Community West Banchsares for the year ended December 31, 1998.



March  30,  1999
Los  Angeles,  California